QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Year Ended			Three Months Ended
	December 31,			March 31, 2001	June 30, 2001	Sept. 30, 2001	Dec. 31, 2001	March 31, 2002	June 30, 2002
	2001	2000	1999
Net Sales	$1,657.2	$2,256.7	$2,339.2	$395.1	$461.3	$447.3	$353.5	$411.8	$452.8
OPERATING COSTS AND EXPENSES
Cost of sales	1,404.4	1,700.7	1,642.3	371.5	365.1	356.9	310.9	320.7	355.9
Depreciation and amortization	149.9	165.8	140.7	38.8	36.2	38.7	36.2	32.9	30.6
Depletion	15.5	26.7	24.6	3.9	3.2	4.3	4.1	4.2	2.4
Selling and administrative	152.7	219.2	207.8	40.3	45.4	34.8	32.2	35.3	38.3
Loss related to assets and liabilities transferred under contractual arrangement	42.5	—	—	4.5	7.9	9.4	20.7	—	—
Other operating credits and charges, net	55.0	70.5	8.2	12.2	2.0	(1.0)	41.8	2.6	(3.2)

Total operating costs and expenses	1,820.0	2,182.9	2,023.6	471.2	459.8	443.1	445.9	395.7	424.0
Income (loss) from operations	(162.9)	73.8	315.6	(76.1)	1.5	4.2	(92.4)	16.1	28.8
NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	2.4	(1.2)	(0.6)	2.1	(3.8)	1.6	2.5	(0.3)	(0.8)
Interest expense	(95.6)	(81.0)	(47.9)	(23.3)	(21.3)	(24.2)	(26.8)	(23.8)	(24.4)
Interest income	35.8	37.9	36.0	8.2	7.7	8.6	11.3	7.9	7.8

Total non-operating income (expense)	(57.4)	(44.3)	(12.5)	(13.0)	(17.4)	(14.0)	(13.0)	(16.2)	(17.4)
Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate	(220.2)	29.5	303.1	(89.1)	(15.9)	(9.8)	(105.4)	(0.1)	11.4
Provision (benefit) for income taxes	(85.5)	9.2	118.5	(13.0)	(4.0)	(14.4)	(54.1)	0.5	4.4
Equity in (income) loss of unconsolidated affliate	—	—	—	—	0.4	0.4	(0.8)	(0.9)	(0.5)
Minority interest in net income (loss) of consolidated affiliate	(5.1)	7.1	0.7	(1.3)	(1.3)	(1.3)	(1.2)	(0.5)	(0.2)

Income (loss) from continuing operations before cumulative effect change in accounting principle	(129.6)	13.2	183.9	(74.8)	(11.0)	5.5	(49.3)	0.8	7.7
Discontinued operations
Income (loss) from discontinued operations	(68.9)	(44.3)	53.9	(24.0)	2.3	(11.9)	(35.3)	(6.5)	(33.7)
Provision (benefit) for income taxes	(26.9)	(17.3)	21.0	(9.4)	1.0	(4.7)	(13.8)	(2.5)	(12.8)

Income (loss) on discontinued operations	(42.0)	(27.0)	32.9	(14.6)	1.3	(7.2)	(21.5)	(4.0)	(20.9)
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	(6.3)	—

Net income (loss)	$(171.6)	$(13.8)	$216.8	$(89.4)	$(9.7)	$(1.7)	$(70.8)	$(9.5)	$(13.2)

Net income per share of common stock:
Income (loss) from continuing operations	$(1.24)	$0.13	$1.73	$(0.72)	$(0.10)	$0.05	$(0.47)	$0.01	$0.07
Income (loss) from discontinued operations	(0.40)	(0.26)	0.31	(0.14)	0.01	(0.07)	(0.21)	(0.04)	(0.20)
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	(0.06)	—
Net Income (loss) Per Share—Basic and Diluted	$(1.64)	$(0.13)	$2.04	$(0.86)	$(0.09)	$(0.02)	$(0.68)	$(0.09)	$(0.13)

Average shares of common stock outstanding—Basic and Diluted	104.4	104.1	106.2	104.4	104.4	104.4	104.4	104.6	104.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Year Ended			Three Months Ended
	December 31,			March 31, 2001		June 30, 2001	Sept. 30, 2001		Dec. 31, 2001	March 31, 2002	June 30, 2002
	2001	2000	1999
Net sales:
OSB—North America	$723.4	$937.3	$970.1	$163.9		$202.1	$193.0		$164.4	$179.4	$190.2
Composite Wood Products	322.6	301.6	204.0	77.1		93.6	89.2		62.7	100.8	113.1
Plastic Building Products	138.6	128.9	94.0	28.1		39.8	42.3		28.4	31.9	46.0
Engineered Wood Products	232.9	270.1	205.2	53.4		66.0	62.0		51.5	54.7	63.8
Pulp	48.0	151.5	143.2	32.9		9.9	3.9		1.3	0.1	0.6
Other	191.7	467.3	722.7	39.7		49.9	56.9		45.2	44.9	39.1

	$1,657.2	$2,256.7	$2,339.2	$395.1		$461.3	$447.3		$353.5	$411.8	$452.8

Operating profit (loss):
OSB—North America	$29.2	$227.5	$360.7	$(15.8	) $28.9	$24.5	$(8.4	) $21.7	$27.4
Composite Wood Products	26.0	32.6	47.7	0.1		13.5	10.0		2.4	11.8	19.0
Plastic Building Products	(5.9)	(6.0)	14.5	(2.8)		(0.5)	(0.4)		(2.2)	0.7	1.4
Engineered Wood Products	3.9	(6.7)	(4.6)	1.4		1.9	1.1		(0.5)	2.2	2.7
Pulp	(27.3)	12.8	(14.7)	(12.8)		(6.3)	(5.0)		(3.2)	(1.4)	(2.2
Other	(2.9)	(18.0)	22.9	(3.1)		(5.3)	3.7		1.7	4.3	(1.3)
Other operating credits and charges, net	(55.0)	(70.5)	(8.2)	(12.2)		(2.0)	1.0		(41.8)	(2.6)	3.2
Loss from assets and liabilities transferred under contractual arrangement	(42.5)	—	—	(4.5)		(7.9)	(9.4)		(20.7)	—	—
General corporate and other expenses, net	(85.9)	(99.1)	(103.3)	(24.3)		(24.6)	(19.7)		(17.2)	(20.9)	(22.2)
Interest income (expense), net	(59.8)	(43.1)	(11.9)	(15.1)		(13.6)	(15.6)		(15.5)	(15.9)	(16.6)

Income (loss) before taxes, minority interest and equity in earnings of unconsolidated affiliate	$(220.2)	$29.5	$303.1	$(89.1)		$(15.9)	$(9.8)		$(105.4)	$(0.1)	$11.4

QuickLinks

  Exhibit 99.2
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES SELECTED SEGMENT INFORMATION (Dollar amounts in millions) (Unaudited)